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                                      EXHIBIT 16

                LETTER OF KINDER & WYMAN, P.C., DATED JUNE 24, 1997



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                                 KINDER & WYMAN, P.C.
                             CERTIFIED PUBLIC ACCOUNTANTS
          511 E. JOHN CARPENTER FREEWAY * SUITE 200 * IRVING, TX 75062-3920
                         972-444-8242   *   FAX  972-444-8872



                                    June 24, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

     We agree with the statements made by Sovereign Credit Finance I, Inc. in
Item 4 of its Form 8-K dated June 24, 1997.

                                       Sincerely,


                                       /s/ KINDER & WYMAN, P.C.
                                       -------------------------------------
                                       KINDER & WYMAN, P.C.

cc: Mr. Bill Breeding
    Sovereign Credit Finance I, Inc.
    4015 Beltline Road
    Building B
    Dallas, Texas 75244